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                                                                    EXHIBIT e(4)

(AIM LOGO)        BANK ACTING AS AGENT
                  FOR ITS CUSTOMERS

                  Agreement Relating to shares
                  OF THE AIM FAMILY OF FUNDS--Registered Trademark--


A I M Distributors, Inc. is the exclusive national distributor of the shares of the registered investment companies for which we now or in the future act as underwriter, as disclosed in each Fund's prospectus, which may be amended from time to time (the "Funds"). As exclusive agent for the Funds, we are offering to make available shares of the Funds (the "Shares") for purchase by your customers on the following terms:

1. In all sales of Shares you shall act as agent for your customers, and in no transaction shall you have any authority to act as agent for any Fund or for us.

2. You agree not to purchase for any securities dealer unless you have an agreement with such dealer or broker to handle clearing arrangements and then only in the ordinary course of business for such purpose and only if such dealer has executed a Selected Dealer Agreement with us. The customers in question are, for all purposes, not customers of A I M Distributors, Inc. In receiving purchase orders, A I M Distributors, Inc. is not soliciting such customers and, therefore, has no responsibility for determining whether Shares are suitable investments for such customers.

3. It is hereby understood that in all cases in which you place orders with us for the purchase of Shares (a) you are acting as agent for the customer; (b) the transactions are without recourse against you by the customer; (c) as between you and the customer, the customer will have full beneficial ownership of the securities; (d) each such transaction is initiated solely upon the order of the customer; and (e) each such transaction is for the account of the customer and not for your account.

4. Orders received from you will be accepted by us only at the public offering price applicable to each order, as established by the then current prospectus and Statement of Additional Information ("SAI"), (collectively, the "Prospectus") of the appropriate Fund, subject to the discounts (defined below) provided in such Prospectus. Following receipt from you of any order to purchase Shares for the account of a customer, we shall confirm such order to you in writing. You shall be responsible for sending your customer a written confirmation of the order with a copy of the appropriate Fund's current Prospectus. Additional instructions may be forwarded to you from time to time. All orders are subject to acceptance or rejection by us in our sole discretion.

5. Members of the general public, including your customers, may purchase Shares only at the public offering price determined in the manner described in the current Prospectus of the appropriate Fund. With respect to the Funds, the Shares of which are indicated in that Fund's Prospectus as being sold with a sales charge (i.e. the "Load Funds"), you will be allowed to retain a commission or concession from the public offering price provided in such Load Funds' current Prospectus and/or periodic instructions from us. With respect to the Funds, the Shares of which are indicated in that Fund's Prospectus as being sold with a contingent deferred sales charge or early withdrawal charge (the "CDSC Funds"), you will be paid a commission or concession as disclosed in the CDSC Fund's



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Bank Acting as Agent for its Customers                                    Page 2


         then current Prospectus and/or periodic instructions from us. With respect to the Funds whose Shares are indicated on the attached Schedule as being sold without a sales charge or a contingent deferred sales charge, (i.e. the "No-Load Funds"), you will not be allowed to retain any commission or concession. All commissions or concessions set forth in any of the Load Funds' or CDSC Funds' Prospectus are subject to change without notice by us and will comply with any changes in regulatory requirements.

6. The tables of sales charges and discounts set forth in the current Prospectus of each Fund are applicable to all purchases made at any one time by any "purchaser", as defined in the current Prospectus. For this purpose, a purchaser may aggregate concurrent purchases of securities of any of the Funds.

7. Reduced sales charges may also be available as a result of quantity discounts, rights of accumulation or letters of intent. Further information as to such reduced sales charges, if any, is set forth in the appropriate Fund Prospectus.

8.       By accepting this Agreement you agree:

         a.  that you will purchase Shares only from us;

         b. that you will purchase Shares from us only to cover purchase orders already received from your customers; and

         c. that you will not withhold placing with us orders received from your customers so as to profit yourself as a result of such withholdings.

9. We will not accept from you a conditional order for Shares on any basis.

10. Payment for Shares ordered from us shall be in the form of a wire transfer or a cashiers check mailed to us. Payment shall be made within three (3) business days after our acceptance of the order placed on behalf of your customer. Payment shall be equal to the public offering price less the discount retained by you hereunder.

11. If payment is not received within ten (10) business days of our acceptance of the order, we reserve the right to cancel the sale or, at our option, to sell Shares to the Fund at the then prevailing net asset value. In this event you agree to be responsible for any loss resulting to the Fund from the failure to make payment as aforesaid.

12. Shares sold hereunder shall be available in book-entry form on the books of the Funds' Transfer Agent unless other instructions have been given.

13. No person is authorized to make any representations concerning Shares of any Fund except those contained in the applicable current Prospectus and printed information subsequently issued by the appropriate Fund or by us as information supplemental to such Prospectus. You agree that you will not make Shares available to your customers except under circumstances that will result in compliance with the applicable Federal and State Securities and Banking Laws and that you will not furnish to any person any information contained in the then current Prospectus or cause any advertisement to be published in any newspaper or posted in any public place without our consent and the consent of the appropriate Fund.



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Bank Acting as Agent for its Customers                                    Page 3


14. Sales and exchanges of Shares may only be made in those states and jurisdictions where Shares are registered or qualified for sale to the public. We agree to advise you currently of the identity of those states and jurisdictions in which the Shares are registered or qualified for sales, and you agree to indemnify us and/or the Funds for any claim, liability, expense or loss in any way arising out of a sale of Shares in any state or jurisdiction not identified by us as a state or jurisdiction in which such Shares are so registered or qualified. We agree to indemnify you for any claim, liability, expense or loss in any way arising out of a sale of shares in any state or jurisdiction identified by us as a state or jurisdiction in which shares are so registered or qualified.

15. You shall be solely responsible for the accuracy, timeliness and completeness of any orders transmitted by you on behalf of your customers by wire or telephone for purchases, exchanges or redemptions, and shall indemnify us against any claims by your customers as a result of your failure to properly transmit their instructions.

16. All sales will be made subject to our receipt of Shares from the appropriate Fund. We reserve the right, in our discretion, without notice, to modify, suspend or withdraw entirely the offering of any Shares and, upon notice, to change the sales charge or discount or to modify, cancel or change the terms of this Agreement. You agree that any order to purchase Shares of the Funds placed by you after any notice of amendment to this Agreement has been sent to you shall constitute your agreement to any such agreement.

17. The names of your customers shall remain your sole property and shall not be used by us for any purpose except for servicing and information mailings in the normal course of business to Fund Shareholders.

18. Your acceptance of this Agreement constitutes a representation that you are a "Bank" as defined in Section 3 (a) (6) of the Securities Exchange Act of 1934, as amended, and are duly authorized to engage in the transactions to be performed hereunder.

19. Each Fund or its designee will furnish you on each business day that the New York Stock Exchange is open for business ("Business Day"), with
         (i) net asset value information as of the close of trading (currently 4:00 p.m. Eastern Time) on the New York Stock Exchange or as at such later times at which a Fund's net asset value is calculated as specified in such Fund's prospectus ("Close of Trading"), (ii) dividend and capital gains information as it becomes available, and (iii) in the case of income Funds, the daily accrual or interest rate factor (mil rate). The Funds shall use their best efforts to provide such information to you by 6:00 p.m. Central Time on the same Business Day.

20. If you receive instructions in proper form from your customers before the Close of Trading on a Business Day, you will process such instructions that same evening. No later than the next Business Day, you will transmit orders that identify all contribution purchases, all other purchases (i.e. exchanges, loan repayments) and all redemptions of Shares to us or our designee by 9:00 a.m. Central Time and wire payment for net purchases by 2:00 p.m. Central Time. We or our affiliate will wire payment for net redemptions on the Business Day following the day the order is executed for the accounts. In doing so, you will be considered the Funds' agent, and Shares will be purchased and redeemed as of the Business Day on which you receive the instructions. You will record time and date of receipt of instructions and will, upon request, provide such instructions and other records relating to the services to our auditors. If you receive instructions in proper form



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Bank Acting as Agent for its Customers                                    Page 4


         after the Close of Trading on a Business Day, you will treat the instructions as if received on the next Business Day.

21. You and your affiliates will not, without our prior written approval, make public references to A I M Management Group Inc., its successors or assigns ("AIM Management"), any of its subsidiaries or affiliates, or to the Funds. Any brochure or other communication to the public that mentions the Funds shall be submitted to our compliance officer for his written approval prior to use by you or your affiliates. You shall provide copies to our compliance officer of any of its regulatory filings that include any reference to AIM Management, its subsidiaries or affiliates, or the Funds. If you or your affiliates should make unauthorized references or representations, you agree to indemnify and hold harmless the Funds, AIM Management and its subsidiaries from any claims, losses, expenses or liability arising in any way out of or connected in any way with such unauthorized references or representations.

22. Any (i) material containing trademarks or other identifying marks of us, AIM Management, its subsidiaries or affiliates, or any Fund ("A I M Parties/Fund Marks") or (ii) advertising and sales literature generated by you or your agents with respect to this Agreement, that independently comments upon, highlights or characterizes a specific Fund's portfolio management, investment process or performance, shall be submitted on a timely basis to us for review on a timely basis before you file such materials for review by NASD Regulatory, Inc. prior to its first use (following our review and approval, subsequent uses of such literature that contain only updated information need not be submitted). We, AIM Management, its subsidiaries or affiliates, or any Fund shall have the right to prohibit distribution of such materials (i) if such person reasonably believes such material to be misleading insofar as it relates to us, AIM Management, its subsidiaries or affiliates, or any Fund or (ii) in its sole discretion if they contain A I M Parties/Fund Marks; provided however in each case that such person shall pay you the costs incurred by you relating to revising, reprinting or otherwise replacing any such materials following our approval thereof. The parties agree to use reasonable efforts to work with each other to resolve any reasonable concerns of the other about such advertising or sales literature prior to publication.

23. In the event of a dispute relating to or arising out of this Agreement or the relationship of the parties hereto, the parties will submit the matter to arbitration in accordance with the following. Arbitration will be held in accordance with the rules and regulations of the NASD, except, (i) in the event that the NASD is unwilling to accept jurisdiction of the matter, such arbitration will be held in accordance with the rules and regulations of the American Arbitration Association; and (ii) in the event that a non-party to this Agreement brings an arbitration against a party relating to or arising out of this Agreement, then the parties agree to arbitrate in whichever arbitration forum such arbitration is brought. If the arbitration is brought by one of the parties hereto, the number of arbitrators will be three (3), and they will be selected in accordance with the rules and regulations of the NASD or American Arbitration Association, as appropriate. The arbitrators shall be attorneys specializing in securities law. Any award of the arbitrators will be limited to compensatory damages and will be conclusive and binding upon the parties. The arbitration shall be governed by the Federal Arbitration Act, 9 U.S.C. Sections 1-16, to the exclusion of state laws inconsistent therewith, and judgment upon the award may be entered in any court having jurisdiction. Each party will bear its own expenses, including legal and accounting fees, if any, with respect to the arbitration. The arbitrators will designate the party to bear the expenses of the arbitration or the respective amounts of such expense to be borne by each party. Any costs, fees or taxes involved in enforcing the award shall be fully assessed against and paid by the party resisting enforcement



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Bank Acting as Agent for its Customers                                    Page 5

         of the award. Nothing in this Section 23 will prevent either party from resorting to judicial proceedings or otherwise to seek such relief as any court of competent jurisdiction deems appropriate, including without limitation equitable relief by way of temporary and permanent injunctions, to prevent serious irreparable harm or injury to a party or to others.

All communications to us should be sent to A I M Distributors, Inc., Eleven Greenway Plaza, Suite 100, Houston, Texas 77046. Any notice to you shall be duly given if mailed or telegraphed to you at the address specified by you below or to such other address as you shall have designated in writing to us. This Agreement shall be construed in accordance with the laws of the State of Texas.


                                            A I M DISTRIBUTORS, INC.


Date:                                       By:
     -----------------------------             ---------------------------------


The undersigned agrees to abide by the foregoing terms and conditions.

Date:                                       By:
     -----------------------------             ---------------------------------
                                               Signature

                                               ---------------------------------
                                               Print Name               Title

                                               Union Planters Bank
                                               ---------------------------------
                                               Dealer's Name

                                               ---------------------------------
                                               Address

                                               ---------------------------------
                                               City        State            Zip

                        Please sign both copies and return one copy of each to:

                        A I M Distributors, Inc.
                        11 Greenway Plaza, Suite 100
                        Houston, Texas 77046-1173



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